EXHIBIT 99.6

NOMINEE HOLDER CERTIFICATION
CAPITAL BANK CORPORATION
Up to 5,000,000 Shares of Common Stock Issuable Upon the Exercise of Subscription
Rights Distributed to the Record Shareholders of Capital Bank Corporation

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE PROSPECTUS OF CAPITAL BANK CORPORATION DATED [          ], 2011 (THE “PROSPECTUS”).

The undersigned, a broker, custodian bank, or other nominee holder (the “Nominee Holder”) of non-transferable subscription rights (the “Subscription Rights”) to purchase shares of common stock of Capital Bank Corporation (the “Company”) pursuant to the rights offering described and provided for in the Prospectus, hereby certifies to the Company and to Registrar and Transfer Company, as subscription agent and information agent for the rights offering, that the undersigned has exercised and submitted a Subscription Rights Election Form, on behalf of the beneficial owners thereof (which may include the undersigned), the rights to purchase the number of shares of common stock specified below, the terms of which are described further in the Prospectus, as to each beneficial owner for whom the Nominee Holder is acting hereby:

Number of Shares Owned	Number of Shares Subscribed in the
on Record Date	Rights Offering

Print Name of the Nominee Holder:

By:

Print Signer’s Name:

Contact Name:

Contact Phone Number: